THE INTERPUBLIC GROUP OF COMPANIES, INC.








                      NOTE PURCHASE AGREEMENT







                    7.85% Senior Notes due 2005
                            ($25,000,000)




                    Dated as of April 28, 1995






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                          TABLE OF CONTENTS

                        (Not Part of Agreement)

                                                        PAGE

1.  AUTHORIZATION OF ISSUE OF NOTES                     1

2.  PURCHASE AND SALE OF NOTES                          1

3.  CONDITIONS OF CLOSING                               2

4.  PREPAYMENTS                                         3

5.  AFFIRMATIVE COVENANTS                               4

6.  NEGATIVE COVENANTS                                  7

7.  EVENTS OF DEFAULT                                   9

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES           12

9.  REPRESENTATIONS OF THE PURCHASER                    15

10.  DEFINITIONS                                        16

11.  MISCELLANEOUS                                      20

PURCHASER SCHEDULE


EXHIBIT A      -- FORM OF COMPANY NOTE

EXHIBIT B-1    -- FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL

EXHIBIT B-2    -- FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

            THE INTERPUBLIC GROUP OF COMPANIES, INC.
                  1271 AVENUE OF THE AMERICAS
                       ROCKEFELLER CENTER
                   NEW YORK, NEW YORK  10020


                                         as of April 28, 1995

The Prudential Insurance Company
   of America
c/o Prudential Capital Group
One Gateway Center, 11th Floor
7-45 Raymond Boulevard West
Newark, NJ  07102

Ladies and Gentlemen:

      The undersigned, The Interpublic Group of Companies, Inc., a Delaware corporation (herein called the "COMPANY"), hereby agrees with you as follows:

      1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue and delivery of its senior promissory notes (herein, together with any such notes which may be issued pursuant to any provision of this Agreement, and any such notes which may be issued hereunder in substitution or exchange therefor, collectively called the "NOTES" and individually called a "NOTE") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature April 28, 2005, to bear interest on the unpaid balance thereof (payable semi-annually on the twenty-eighth (28th) day of April and October in each year) from the date thereof until the principal thereof shall have become due and payable at the rate of 7.85% per annum and on overdue principal, premium and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto.

      2. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to you and you agree to purchase from the Company the Notes in the aggregate principal amount set forth opposite your name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to you, at the Company's offices at 1271 Avenue of the Americas, Rockefeller Center, New York, New York 10020, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified with respect to you in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #143-46-358 at Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York, ABA #021000238, on the date of closing, which shall be April 28, 1995 or any other date upon which the Company and you may mutually agree (herein called the "CLOSING" or the "DATE OF CLOSING").

      3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

      3A. OPINION OF PURCHASER'S SPECIAL COUNSEL. You shall have received from Sabrina M. Coughlin, Assistant General Counsel of The Prudential Insurance Company of America ("Prudential"), who is acting as special counsel for you in connection with this transaction, a favorable opinion reasonably satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

      3B. OPINION OF THE COMPANY'S COUNSEL. You shall have received from Cleary, Gottlieb, Steen & Hamilton, special counsel for the Company, and either the Vice President, Associate General Counsel or the Vice President, Assistant General Counsel of the Company, favorable opinions reasonably satisfactory to you and substantially in the forms of Exhibits B-1 and B-2 attached hereto.

      3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

      3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty or liability under or pursuant to any applicable law or governmental regulation relating to the extension of credit or the making of PAGE investments, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition; provided that for purposes of this paragraph 3D, "any applicable law or governmental regulation" shall exclude sections 406 and 407 of ERISA and section 4975 of the Code.

      3E. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

      3F. PAYMENT OF FEES. Prudential shall have received in immediately available funds a $10,000 structuring fee.

      4. PREPAYMENTS. The Notes shall be subject to required prepayments as specified in paragraph 4A and optional prepayments as specified in paragraph 4B.

      4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $6,250,000 (or such lesser principal amount as then may be outstanding) on April 28 in each of the years 2002 to 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates and without premium, shall become due on such prepayment dates. The remaining $6,250,000 principal amount of the Notes (or such lesser principal amount as then may be outstanding), together with interest accrued thereon and without premium, shall become due on the maturity date of the Notes.

      4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $500,000), at the option of the Company at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield Maintenance Premium, if any, with respect to each such Note.

      4C. Notice of Optional Prepayment. The Company shall give each holder of such Notes irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of PAGE prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date.

      4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid of the Notes shall be allocated among the Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

      4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph
7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company, such Subsidiary or such Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5.  AFFIRMATIVE COVENANTS.

      5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each holder of a Note:

           (i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, an unaudited consolidated statement of income and retained earnings and statement of cash flows of the Company and its Consolidated Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such
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      quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified, subject to changes resulting from year-end adjustments, as to fairness of presentation, generally accepted accounting principle (other than as to footnotes) and consistency by the chief financial officer or chief accounting officer of the Company (except to the extent of any change described therein and permitted by generally accepted accounting principles);

           (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, a consolidated statement of income and retained earnings and statement of cash flows of the Company and its Consolidated Subsidiaries for such year, and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, and all reported on by Price Waterhouse or other independent public accountants of recognized standing selected by the Company whose report shall state that such audit shall have been conducted by them in accordance with generally accepted auditing standards;

           (iii)  promptly upon distribution thereof to
      shareholders of the Company, copies of all such financial statements, proxy statements, notices and reports so distributed, and promptly upon filing thereof, copies of all registration statements (other than exhibits or any registration statement on Form S-8, or other equivalent substitute form, under the Securities Act) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv)  with reasonable promptness, such other
      information with respect to the business and consolidated financial position of the Company and its Consolidated
      Subsidiaries as such holder may reasonably request;

          (v) within five (5) days of the chief executive officer, chief operating officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of any condition or event known by such person to constitute a continuing Default, an Officer's Certificate specifying the nature thereof and, within five
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      (5) days thereafter, an Officer's Certificate specifying what action the Company proposes to take with respect thereto; and

          (vi) promptly following the chief executive officer, chief operating officer, principal financial officer or principal accounting officer of the Company obtaining knowledge that any member of the Controlled Group (a) has given or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (b) has received notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice, or (c) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

PROVIDED, HOWEVER, that the Company shall be deemed to have satisfied its obligations under clauses (i) and (ii) above if and to the extent that the Company has provided to each holder of a Note pursuant to clause (iii) periodic reports (on Forms 10-Q and 10-K) required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the quarterly and annual periods described in such clauses (i) and (ii).

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver an Officer's Certificate with computations in reasonable detail to establish whether the Company was in compliance on the date of such financial statements with the provisions of paragraphs 6A through 6C and stating whether, to the knowledge of the individual signing such Certificate after having exercised reasonable diligence to ascertain the relevant facts, there exists a continuing Default, and, if any Default exists, specifying the nature thereof and what action the Company proposes to take with respect thereto.

      5B.  BOOKS AND RECORDS; INSPECTION OF PROPERTY.

      (i) The Company will maintain or cause to be maintained the books of record and account of the Company and each Consolidated
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Subsidiary, in good order in accordance with sound business practice so as to permit its financial statements to be prepared in accordance with generally accepted accounting principles.

      (ii) The Company will permit any Person designated by any holder of Notes in writing, at such holder's expense, to visit and inspect any of the properties of and to examine the corporate books and financial records of the Company and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company with its principal officers and its independent public accountants, all at such reasonable times and as often as such holder may reasonably request.

      (iii) With the consent of the Company (which consent will not be unreasonably withheld) or, if an Event of Default has occurred and is continuing, without the requirement of any such consent, the Company will permit any Person designated by any holder of Notes in writing, at such holder's expense, to visit and inspect any of the properties of and to examine the corporate books and financial records of any Consolidated Subsidiary and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such Consolidated Subsidiary with its and the Company's principal officers and the Company's independent public accountants, all at such reasonable times and as often as such holder may reasonably request.

      5C. MAINTENANCE OF PROPERTY; INSURANCE. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used and useful in the business of the Company and each Consolidated Subsidiary and from time to time will make or cause to be made all appropriate repairs, renewals and replacement thereof, except where the failure to do so would not have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole.

           The Company will maintain or cause to be maintained, for itself and its Consolidated Subsidiaries, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole, physical damage insurance on all real and personal property on an all risks basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, public liability insurance in an amount not less than $10,000,000 and such other insurance of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances. PAGE

      5D. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company and its Consolidated Subsidiaries will continue to be predominantly engaged in business of the same general type as is now conducted by the Company and its Consolidated Subsidiaries. Except as otherwise permitted by paragraph 6E, the Company will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and (to the extent material to the Company and its Consolidated Subsidiaries taken as a whole) those of each of its Consolidated Subsidiaries, and will qualify, and cause each Consolidated Subsidiary to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole.

      5E. COMPLIANCE WITH LAWS. The Company will comply, and cause each Consolidated Subsidiary to comply, in all material respects, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of any governmental authority (including, without limitation, ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not have a material adverse effect upon the Company and its Consolidated Subsidiaries taken as a whole.

      5F. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5F, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

      5G. RANK OF NOTES. The Company agrees that its obligations under this Agreement and the Notes shall rank at least PARI PASSU with all other unsecured senior obligations of the Company now or hereafter existing.
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      6.  NEGATIVE COVENANTS.

      6A. CASH FLOW TO TOTAL BORROWED FUNDS. The Company will not permit the ratio of Cash Flow to Total Borrowed Funds to be less than 0.25 for any consecutive four quarters, such ratio to be calculated at the end of each fiscal quarter, on a trailing four quarter basis.

      6B.  TOTAL BORROWED FUNDS TO CONSOLIDATED NET WORTH.  The
Company will not permit Total Borrowed Funds to exceed 85% of Consolidated Net Worth at the end of any quarter.

      6C. MINIMUM CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (i) $250,000,000 and (ii) 25% of the consolidated net income of the Company for all fiscal quarters ending on or after December 31, 1990 in which consolidated net income is a positive number.

      6D. NEGATIVE PLEDGE. The Company covenants that neither it nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; PROVIDED, HOWEVER, that the foregoing restriction and limitation shall not apply to the following Liens:

           (i)  Liens existing on the date hereof;

           (ii)  any Lien existing on any asset of any
      corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

           (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attached to such asset concurrently with or within 90 days after the acquisition thereof;

           (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with the Company or a Consolidated Subsidiary and not created in contemplation of such event;
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           (v) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated
      Subsidiary and not created in contemplation of such acquisition;

           (vi) Liens created in connection with Capitalized Lease Obligations, but only to the extent that such Liens encumber property financed by such Capitalized Lease Obligation and the principal component of such Capitalized Lease Obligation is not increased;

           (vii) Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially impair the operation of the business of the Company and its Consolidated Subsidiaries taken as a whole;

           (viii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

           (ix) Liens securing taxes, assessments, fees or other governmental charges or levies, Liens securing the claims of materialmen, mechanics, carriers, landlords, warehousemen and similar Persons, Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other similar laws, Liens to secure surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, and attachment, judgment and other similar Liens arising in connection with court proceedings so long as the enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

           (x) any Lien on property arising in connection with, and which is the subject of, a securities repurchase transaction; and

           (xi) Liens not otherwise permitted by the foregoing clauses of this paragraph 6D securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Worth.
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      6E. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company covenants that it will not, and will not permit any Consolidated Subsidiary to, be a party to any merger or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or substantially all of its assets except that

           (i) any Consolidated Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Consolidated Subsidiary; and

           (ii) any Consolidated Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company; and

           (iii) the Company and any Consolidated Subsidiary may merge or consolidate with or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person (a "TRANSACTION"); PROVIDED, HOWEVER, that (a) in the case of a Transaction involving the Company, either (x) the Company shall be the continuing or surviving corporation or (y) the continuing or surviving corporation or the transferee of such assets shall be a corporation organized under the laws of the United States or Canada and such continuing or surviving corporation or transferee shall expressly assume in a writing (in a form reasonably satisfactory to the Required Holder(s)) all of the Company's obligations under this Agreement and the Notes, and (b) immediately after such merger, consolidation or transfer no Default or Event of Default shall exist.

      7.   EVENTS OF DEFAULT.

      7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

           (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
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           (ii) the Company defaults in the payment of any interest on any Note for more than five (5) days after the date due; or

           (iii) the Company or any Significant Subsidiary or Significant Group of Subsidiaries defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a purchase money mortgage, conditional sale or other title retention agreement or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Significant Subsidiary or Significant Group of Subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the effect of such payment default, failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or to require the purchase thereof prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $10,000,000; or

           (iv) any representation or warranty made by the Company herein or in any certificate furnished pursuant to this Agreement shall be false in any material respect on the date as of which made; or

           (v) the Company fails to perform or observe any agreement contained in paragraph 6A, 6B, 6C or 6E; or

           (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the Company shall have received notice thereof; or

           (vii) the Company or any Significant Subsidiary or Significant Group of Subsidiaries makes a general assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
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           (viii) the Company or any Significant Subsidiary or Significant Group of Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or

           (ix) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary or Significant Group of Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

           (x) an order for relief shall be entered against the Company or any Significant Subsidiary or Significant Group of Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or

           (xi) any order, judgment or decree is entered in any proceedings against the Company in a court of competent jurisdiction of the United States (or a State or other jurisdiction thereof) or Canada (or a Province or other jurisdiction thereof) decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) the Company or any other member of the Controlled Group shall fail to pay when due any amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA (except where such liability is contested in good faith by appropriate proceedings as permitted under paragraph 5E); or notice of intent to terminate a Plan or Plans (other than any multi-employer plan or multiple employer plan, within the meaning of Section 4001(a)(3) or
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      4063, respectively, of ERISA) having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) in excess of $25,000,000 shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan; or

          (xiii) final judgment in an amount in excess of $10,000,000 is rendered against the Company or any Significant Subsidiary or Significant Group of Subsidiaries and, within 90 days after entry thereof, such judgment is not discharged or satisfied or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgment is not discharged or satisfied;

then (a) if such event is an Event of Default specified in clause
(viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (b) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that the Yield-Maintenance Premium, if any, with respect to each such Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to
(vi), inclusive, or clause (xii) or (xiii) of this paragraph 7A,
(y) the Required Holders shall have given to the Company at least 10 Business Days before such declaration written notice stating their intention so to declare such Notes to be due and payable and identifying one or more such Events of Default the occurrence of which on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration. PAGE

It is agreed that Repurchase Transactions are not deemed to create obligations which may give rise to an Event of Default under clause (iii) of this paragraph 7A, provided that the aggregate face amount of all Treasury securities involved in all such Repurchase Transactions at no time exceeds 15% of the Company's consolidated total assets (as reported on the audited statement of financial condition of the Company most recently filed with the Securities and Exchange Commission by the Company prior to the inception of such a Repurchase Transaction) after giving effect to such proposed Repurchase Transaction.

      7B. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      7C. RESCISSION OF ACCELERATION. At any time after any declaration of acceleration of any of the Notes shall have been made pursuant to paragraph 7A by any holder or holders of such Notes, and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the Required Holder(s) may, by written notice to the Company and to the other holders of such Notes, rescind and annul such declaration and its consequences, PROVIDED that (i) the principal of and interest on the Notes which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and interest on the Notes which have become due solely by such declaration of acceleration, shall have been cured or waived by the Required Holder(s). No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:
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      8A. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the corporate power and all material governmental licenses, authorizations, consents and approvals required to own its property and to carry on its business as now being conducted.

      8B. CORPORATE AUTHORIZATION; GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. (i) The Company has the corporate power and authority to execute, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. The Company has the corporate authority to issue and sell the Notes and has taken all necessary corporate action to authorize the issuance of and sale of the Notes on the terms and conditions of this Agreement.

      (ii) None of the offering, issuance, sale and delivery of the Notes, and fulfillment of or compliance with the terms and provisions hereof or of the Notes, by the Company requires any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities).

      (iii) Neither the execution, delivery or performance of this Agreement and the Notes nor the offering, issuance and sale of the Notes, nor fulfillment or any compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Consolidated Subsidiary pursuant to, the charter or by-laws of the Company or any Consolidated Subsidiary, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Consolidated Subsidiary is subject, excluding sections 406 and 407 of ERISA and section 4975 of the Code.

      8C. BINDING EFFECT. Each of the Agreement and the Notes constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally, and subject to general principles of PAGE equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      8D.  BUSINESS; FINANCIAL STATEMENTS   The Company has
furnished you with the following documents and financial statements:

           (i)  The following financial statements of the
      Company: the audited consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1994, 1993 and 1992 and the related consolidated statements of earnings and retained earnings and statement of cash flows for the three year period ended December 31, 1994, reported on by Price Waterhouse. The financial statements referred to in this subparagraph (i) are herein collectively referred to as the "HISTORICAL FINANCIAL STATEMENTS."

           (ii) The Company's Annual Report on Form 10-K for the years ended December 31, 1994, 1993 and 1992, in each case as filed with the Securities and Exchange Commission. The reports referred to in this subparagraph (ii) are herein collectively referred to as the "PUBLIC DOCUMENTS."

The Historical Financial Statements (including any related schedules and/or notes) fairly present the consolidated financial position and the consolidated results of operations and consolidated cash flows of the corporations described therein at the dates and for the periods shown, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise therein or in the notes thereto stated) throughout the periods involved. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Consolidated Subsidiaries taken as a whole since December 31, 1994. The Public Documents have been prepared in all material respects in conformity with the rules and regulations of the Securities and Exchange Commission applicable thereto and set forth an accurate description in all material respects of the business conducted by the Company and its Consolidated Subsidiaries and the properties owned and operated in connection therewith.

      8E. ACTIONS PENDING. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Consolidated Subsidiaries by or before any court, arbitrator or administrative or governmental body in which there is a significant probability PAGE of an adverse decision which, if adversely decided, would result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Consolidated Subsidiaries taken as a whole or which in any manner draws into question the validity of this Agreement or any Note.

      8F. COMPLIANCE WITH ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code except where the failure to comply would not have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole, and has not incurred any unsatisfied material liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      8G. TAXES. United States Federal income tax returns of the Company and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended December 31, 1985. The Company has and each of its Consolidated Subsidiaries has filed all Federal and other material income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due except for those which are being contested in good faith by the Company or the Consolidated Subsidiary, as the case may be. The charges and accruals and reserves on the books of the Company and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

      8H. SUBSIDIARIES; QUALIFICATIONS. Each of the Company's Consolidated Subsidiaries is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation, and the Company and its Consolidated Subsidiaries have such corporate powers and all such governmental licenses, authorizations, consents and approvals required to own their respective properties and to carry on their respective business as now being conducted, all to the extent material to the Company and its Consolidated Subsidiaries taken as a whole.

      8I. OFFERING OF NOTES. Neither the Company nor any agent authorized to act on its behalf has, directly or indirectly, offered the Notes, or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or PAGE negotiated with respect thereto with, any Person other than not more than 10 institutional investors, and neither the Company nor any agent authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8J. REGULATION G, ETC. The proceeds of sale of the Notes will be used to refinance a portion of the Company's short-term borrowings. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

      8K.   DISCLOSURE.  The Historical Financial Statements and
the Public Documents (as of the respective dates thereof and when taken as a whole) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained therein not misleading.


      8L. TITLE TO PROPERTIES. The Company has and each of its Consolidated Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, except where the failure to have such title would not have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole, subject to no Lien of any kind except Liens permitted by paragraph 6D. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Consolidated Subsidiaries are valid and subsisting and are in full force and effect, except where the failure to be so in effect would not have a material adverse effect on the Company and its Consolidated Subsidiaries taken as a whole.
PAGE

      9. REPRESENTATIONS OF THE PURCHASER. By acceptance of the Notes, you hereby acknowledge that the Notes have not been registered under the Securities Act and may not be sold, offered for sale or otherwise transferred except pursuant to an exemption from such registration requirements. You represent, and in making this sale to you it is specifically understood and agreed, that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You further acknowledge that you are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act. You also represent that all of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder are assets of an insurance company general account and, if any assets in the general account are, or may be, assets of any "employee benefit plan" within the meaning of Section 3(3) of ERISA, you meet the conditions for application of the general exemption in Section I of the Proposed Class Exemption for Certain Transactions Involving Insurance Company General Accounts (59 Fed. Reg. 43134
(1994)).

      10. DEFINITIONS. The following terms shall have the meanings specified with respect thereto below:

      10A.  YIELD-MAINTENANCE TERMS.

      "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

      "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.
PAGE

      "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

      "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.
PAGE

      "YIELD-MAINTENANCE PREMIUM" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

      10B. OTHER TERMS.

      "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

      "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

      "CAPITALIZED LEASE OBLIGATION" shall mean, as to any Person, any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

      "CASH FLOW" shall mean the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation expenses, amortization costs and changes in deferred taxes.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

      "COMPANY" shall have the meaning specified in the introductory paragraph.

      "CONSOLIDATED NET WORTH" shall mean, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as such appear on the financial
PAGE
statements of the Company determined in accordance with generally accepted accounting principles ((i) plus any amount by which retained earnings has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid and (ii) without taking into account the effect of cumulative translation adjustments).

      "CONSOLIDATED SUBSIDIARY" shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

      "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

      "DEBT" shall mean, as to any Person, without duplication,
(i) all obligations of such Person for borrowed money, including reimbursement obligations for letters of credit, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (vi) all Debt of others Guaranteed by such Person; provided, however, that the obligations specified in (i) through
(vi) shall not include obligations arising in connection with securities repurchase transactions.

      "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

      "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or both, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

      "GUARANTEE" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any PAGE obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, take-or-pay, to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a corresponding meaning.

      "HISTORICAL FINANCIAL STATEMENTS" shall have the meaning specified in clause (i) of paragraph 8D.

      "LIEN" shall mean, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset (including as a result of any conditional sale or other title retention agreement and any lease in the nature thereof).

      "NOTE(s)" shall have the meaning specified in paragraph 1.

      "OFFICER's CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice
Presidents or its Treasurer.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      "PLAN" shall mean, at a particular time, any defined benefit pension plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
PAGE

      "PUBLIC DOCUMENTS" shall have the meaning specified in clause (ii) of paragraph 8D.

      "REPURCHASE TRANSACTION" shall mean one or more transactions in which the Company purchases United States Treasury securities with a remaining term to maturity of 90 days or less and simultaneously enters into a repurchase transaction with respect to such securities with a securities broker/dealer, where (a) all or substantially all of the initial purchase price for the Treasury securities is paid directly from the proceeds of the repurchase transaction and (b) the Treasury securities would not be included in a balance sheet of the Company prepared in accordance with generally accepted accounting principles.

      "REQUIRED HOLDER(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes from time to time outstanding.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SIGNIFICANT SUBSIDIARY or SIGNIFICANT GROUP OF SUBSIDIARIES" at any time of determination means any Consolidated Subsidiary or group of Consolidated Subsidiaries which, individually or in the aggregate, together with its or their Subsidiaries, accounts or account for more than 10% of the consolidated gross revenues of the Company and its Consolidated Subsidiaries for the most recently ended fiscal year or for more than 10% of the total assets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year; PROVIDED that in connection with any determination under (x) paragraph 7A(iii) there shall be a payment default, failure or other event (of the type specified in that paragraph) with respect to an obligation (of the type specified in that paragraph but without regard to the principal amount of such obligation) of each Consolidated Subsidiary included in such group, (y) paragraph 7A (vii),
(viii), (ix) or (x) the condition or event described therein shall exist with respect to each Consolidated Subsidiary included in such group or (z) paragraph 7A(xiii) there shall be a final judgment (of the type specified in that paragraph but without regard to the amount of such judgment) rendered against each Consolidated Subsidiary included in such group.

      "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or PAGE other persons performing similar functions is at the time directly or indirectly owned by the Company.

      "TOTAL BORROWED FUNDS" shall mean at any date, without duplication, (i) all outstanding obligations of the Company and its Consolidated Subsidiaries for borrowed money, (ii) all outstanding obligations of the Company and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or similar instruments and (iii) any outstanding obligations of the type set forth in (i) or (ii) of any other Person Guaranteed by the Company or a Consolidated Subsidiary; PROVIDED, HOWEVER, that Total Borrowed Funds shall not include any obligation to repurchase securities under a securities repurchase transaction.

      "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

      10C. ACCOUNTING TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered pursuant to paragraph 5A(ii).

      11.  MISCELLANEOUS.

      11A. NOTE PAYMENTS. The Company agrees that, so long as you shall hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing not less than 5 Business Days prior to any payment date, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Any payment under this Agreement or any Note due on a day that is not a Business Day may be made on the next succeeding day which is a Business PAGE

Day without penalty or additional interest. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

      11B. EXPENSES. The Company agrees to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with (i) all document production and duplication charges and the fees and expenses of one special counsel (and any local counsel) engaged in connection with any subsequent proposed modification of, or proposed consent under, this Agreement or the Notes, whether or not such proposed modification shall be effected or proposed consent granted (but in either event only if requested by the Company), and (ii) the costs and expenses, including attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement or the Notes. In addition, with respect to you only, the Company agrees to pay, and save you harmless against liability for the payment of, all out-of-pocket expenses incurred by you in connection with your responding to any subpoena or other legal process or informal investigative demand issued in connection with and arising pursuant to this Agreement or the transactions contemplated hereby or by reason of your having acquired any Note (but not including any general investigation or proceeding involving your investments or activities generally), including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein and the payment of any Note.

      11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s), except that, without the written consent of the holder or holders of all the Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent, amendment or waiver or to accelerate the PAGE

Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any such Notes issued thereafter may bear a notation referring to any such consent. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of, or giving a consent in respect of, any of the terms and provisions of this Agreement or any Note unless such remuneration is concurrently paid, on the same terms, ratably to all holders of Notes. The Company will give prompt written notice of the receipt and effect of each such waiver, amendment or consent to all holders of the Notes. No course of dealing between the Company and the holder of any Note, nor any delay in exercising any rights hereunder or under any Note, shall operate as a waiver of any rights of any holder of any Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $5,000,000, except in connection with the transfer of Notes issued by the Company in smaller denominations in which case and with respect to those Notes only, the minimum denomination will be such smaller amount. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall PAGE carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement (satisfactory in form and substance to the Company), or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

      11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      11H. DISCLOSURE TO OTHER PERSONS. You agree to use your best efforts (and each other holder of a Note, by availing itself of the benefits of paragraph 5A(iv) or 5B, similarly agrees) to hold in confidence and not disclose any information (other than information (i) which was publicly known or otherwise known to you, at the time of disclosure (except pursuant to disclosure in PAGE connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by you, or (iii) which otherwise becomes known to you, other than through disclosure by the Company or any of its Subsidiaries) delivered or made available by or on behalf of the Company or any of its Subsidiaries to you which is proprietary in nature, PROVIDED that nothing herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to
(i) such holder's directors, officers, employees, agents and professional consultants (which Persons shall be bound by the provisions hereof), (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof (which Person agrees to be bound by the provisions of this paragraph 11H), (iv) any federal or state regulatory authority having jurisdiction over such holder, (v) the National Association of Insurance Commissioners or any similar organization or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

      11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and
(iii) if to the Company addressed to it at 1271 Avenue of the Americas, New York, New York 10020, Attention: Senior Vice President - Financial Operations (together with a copy similarly addressed but marked Attention: General Counsel), or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other reasonable means to the Company at its address specified above.
PAGE

      11J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11L. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to agreements to be performed wholly therein.

      11M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.















                [SIGNATURES APPEAR ON THE NEXT PAGE.]




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      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among you and the Company.

                                    Very truly yours,

                                    THE INTERPUBLIC GROUP OF
                                    COMPANIES, INC.


                                    By: ALAN M. FORSTER
                                        ALAN M. FORSTER
                                        Vice President and
                                         Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: GAIL McDERMOTT
    GAIL McDERMOTT
    Vice President


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                          PURCHASER SCHEDULE

                                        Aggregate
                                        Principal
                                        Amount of
                                        Notes to be   NOTE
                                        PURCHASED     DENOMI
                                                      NATION(s)

THE PRUDENTIAL INSURANCE COMPANY           $25,000,000   $25,000,000
  OF AMERICA



(1)   All payments on account of Notes held
      by such purchaser shall be made by wire
      transfer of immediately available funds
      for credit to:

      Account No. 050-54-526
      Morgan Guaranty Trust Company of New York
      23 Wall Street
      New York, New York 10015
      (ABA No.:  021-000-238)

      Each such wire transfer shall set forth
      the name of the Company, the full title
      (including the coupon rate and final maturity date) of the Notes, a reference to "!INV5069" and the due date and application (as among principal, premium and interest) of the payment being made.

(2)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      Three Gateway Center
      100 Mulberry Street
      Newark, New Jersey 07102-4077
      Attention:  Manager, Investment Operations Group (Privates)
      Telephone:(201) 802-5260
      Fax:      (201) 802-8055

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(3)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      One Gateway Center, 11th Floor
      7-45 Raymond Boulevard West
      Newark, New Jersey  07102-5311
      Attention:  Managing Director

(4)   Tax Identification No.:  22-1211670

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                                                  EXHIBIT A

                          [FORM OF NOTE]


                THE INTERPUBLIC GROUP OF COMPANIES, INC.


                  7.85% SENIOR NOTE DUE APRIL 28, 2005


No. R-________                              _____________,199_
$_____________


      FOR VALUE RECEIVED, the undersigned, The Interpublic Group of Companies, Inc. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ______________________________, or registered assigns, the principal sum of _______________________ DOLLARS on April 28, 2005 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.85% per annum from the date hereof, payable semi-annually on the twenty-eighth (28th) day of April and October in each year, commencing with the first such date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal and premium and, to the extent permitted by applicable law, each overdue payment of interest, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 9.85%.

      Payments of both principal and interest are to be made at the office of Morgan Guaranty Trust Company of New York, 16 Broad Street, New York, New York, or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of a series of Senior Notes (herein called the NOTES") issued pursuant to a Note Purchase Agreement, dated as of April 28, 1995 (herein called the "AGREEMENT"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.
PAGE

      The Notes are issuable only as registered Notes. This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      This Note is subject to required and optional prepayment, as specified in the Agreement.

      In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW
YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE
LAW OF SUCH STATE.

                                 THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.


                                 By: ALAN M. FORSTER
                                     ALAN M. FORSTER
                                     Vice President and Treasurer